CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 30, 2022, relating to the financial statements and financial highlights of ALPS | Smith Short Duration Bond Fund, ALPS | Smith Total Return Bond Fund, ALPS | Smith Credit Opportunities Fund, and ALPS | Smith Balanced Opportunity Fund and our report dated January 4, 2023, relating to the financial statements and financial highligths of ALPS | CoreCommodity Management CompleteCommodities® Strategy Fund, ALPS | Kotak India ESG Fund (formerly known as ALPS | Kotak India Growth Fund), ALPS Global Opportunity Fund (formerly known as ALPS | Red Rocks Global Opportunity Fund), and RiverFront Asset Allocation Growth & Income Fund, each a series of Financial Investors Trust, for the year ended October 31, 2022, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 28, 2023